UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                      December 2, 1997 (November 18, 1997)
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                Date of Report (Date of earliest event reported)



                              FORTUNE BRANDS, INC.
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             (Exact name of registrant as specified in its charter)



          Delaware                   1-9076                   13-3295276
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   (State or other jurisdiction   (Commission               (IRS Employer
        of incorporation)          File Number)            Identification No.)



         l700 East Putnam Avenue, Old Greenwich, Connecticut 06870-0811
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code      (203) 698-5000
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                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.
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                  On November 18, 1997, the Board of Directors of Registrant
declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, par value $3.125 per share (the "Common Stock"), of Registrant. The dividend is payable as of December 24, 1997 to stockholders of record on that date.

                  Each Right will entitle the registered holder thereof until December 24, 2007 (or, if earlier, the redemption or exchange of the Rights) to purchase from Registrant one one-hundredth (1/100) of a share of Series A Junior Participating Preferred Stock, without par value (the "Preferred Shares"), of Registrant at an exercise price of $150 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to certain adjustments. The description and terms of the Rights are set forth in a Rights Agreement, dated as of November 19, 1997 (the "Rights Agreement"), between Registrant and First Chicago Trust Company of New York, as Rights Agent.

                  The Rights will be represented by the Common Stock certificates, and will not be exercisable or transferable apart from the Common Stock, until the earlier of (i) the tenth day after the public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock or (ii) the tenth business day after the commencement of, or the announcement of an intention to commence, a tender or exchange offer the consummation of which would result in beneficial ownership by a person or group of 15% or more of the Common Stock (the earlier of such dates being referred to herein as the "Distribution Date"). Separate certificates representing the Rights will be mailed to holders of the Common Stock as soon as practicable after the Distribution Date, unless earlier redeemed or exchanged, and could then begin trading separately from the Common Stock. The Rights will not have any voting rights or be entitled to dividends.

                  In the event that, after a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock, Registrant is acquired in a merger or other business combination transaction or 50% or more of the assets or earning power of Registrant and its subsidiaries (taken as a whole) are sold, each Right will entitle its holder to purchase, at the Purchase Price, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price. Alternatively, if a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock, each Right, other than Rights beneficially owned by the 15% holder (which will thereafter be void), will become exercisable for the number of shares of Common Stock which, at that time, would have a market value of two times the Purchase Price.

                  The Rights are redeemable at $.01 per Right (the "Redemption Price"), subject to adjustment, at any time prior to the time that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Rights will expire on December 24, 2007 (unless earlier redeemed or exchanged).

                  If a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more but less than 50% of the Common Stock, the Board of Directors of Registrant may thereafter, at its option, exchange the Rights (other than Rights owned by the 15% holder, which will have become void), in whole or in part, for shares of the Common Stock at an exchange ratio of one share of Common Stock for each Right, subject to adjustment.

                  The terms of the Rights may be amended by the Board of Directors of Registrant without the consent of the holders of the Rights in any manner consistent with the objectives of the Board of Directors in adopting the Rights Agreement, including an amendment to lower the 15% threshold described above to not less than the greater of (i) the sum of .001% and the largest percentage of outstanding Common Stock then known by Registrant to be beneficially owned by any person or group and (ii) 10%. From and after such time as any person has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock no amendment may adversely affect the interests of the holders of the Rights.

                  The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

                  The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

                  Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each Preferred Share will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

                  With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of Registrant, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

                  As of November 28, 1997 there were 171,776,210 shares of Common Stock issued and outstanding (and 57,793,814 shares were held by Registrant in its treasury). One Right will be distributed to stockholders of Registrant for each share of Common Stock owned by them on December 24, 1997. As long as the Rights are attached to the Common Stock, Registrant presently intends to issue one Right with each new share of Common Stock so that all such shares will have attached Rights. 2,500,000 Preferred Shares have been reserved for issuance upon exercise of the Rights.

                  The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire Registrant on terms not approved by Registrant's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time that a person or group has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of the Common Stock because until such time the Rights may be redeemed by Registrant at the Redemption Price.

                  The Rights Agreement, which specifies the terms of the Rights and which includes as exhibits the form of Right Certificate and the form of Summary of Rights to Purchase Preferred Shares, is filed herewith as Exhibit 4a. A copy of the Amendment to Certificate of Designation, which specifies the terms of the Preferred Shares and is to be filed with the Secretary of State of the State of Delaware, is filed herewith as Exhibit 3a. Filed herewith as Exhibits 20a and 20b, respectively, are a press release of Registrant announcing the declaration of the dividend of the Rights and a form of a letter dated December 24, 1997 to be mailed to stockholders of Registrant. The aforementioned exhibits hereto are incorporated herein by reference and the foregoing description of the Rights and the Preferred Shares is qualified in its entirety by reference to such exhibits.


Item 7.  Financial Statements and Exhibits.
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                  (c)      Exhibits.
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                           3a.      Amendment to Certificate of Designation
                                    specifying the terms of the Series A Junior
                                    Participating Preferred Stock of Registrant, to be filed with the Secretary of State of the State of Delaware.

                           3b. Certificate of Incorporation of Registrant, as to be amended upon the filing with the Secretary of State of the State of Delaware of the Amendment to Certificate of Designation filed as Exhibit 3a hereto.

                           4a. Rights Agreement, dated as of November 19, 1997, between Registrant and First Chicago Trust Company of New York, as Rights Agent, which includes as exhibits thereto the form of Right Certificate and the Summary of Rights to Purchase Preferred Shares.

                           4b. Amendment to Certificate of Designation specifying the terms of the Series A Junior Participating Preferred Stock of Registrant, to be filed with the Secretary of State of the State of Delaware, is incorporated herein by reference to Exhibit 3a hereto.

                           20a.     Press release of Registrant dated
                                    November 18, 1997.

                           20b. Form of letter dated December 24, 1997 to be mailed to stockholders of Registrant.



                                    SIGNATURE
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, as amended, Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           FORTUNE BRANDS, INC.
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                                               (Registrant)


                                            By       Gilbert L. Klemann, II
                                               --------------------------------
                                                     Gilbert L. Klemann, II
                                                     Senior Vice President
                                                        and General Counsel

Date:  December 2, 1997

                                  EXHIBIT INDEX

                                                                 Sequentially
Exhibit                                                          Numbered Page
-------                                                          -------------


   3a. Amendment to Certificate of Designation specifying the terms of the Series A Junior Participating Preferred Stock of
        Registrant, to be filed with the Secretary of State of the State of Delaware.

   3b. Certificate of Incorporation of Registrant, as to be amended upon the filing with the Secretary of State of the State of Delaware of the Amendment to Certificate of Designation filed as Exhibit 3a hereto.

   4a. Rights Agreement, dated as of November 19, 1997, between Registrant and First Chicago Trust Company of New York, as Rights Agent, which includes as exhibits thereto the form of Right Certificate and the Summary of Rights to Purchase Preferred Shares.

   4b. Amendment to Certificate of Designation specifying the terms of the Series A Junior Participating Preferred Stock of Registrant, to be filed with the Secretary of State of the State of Delaware, is incorporated herein by reference to
        Exhibit 3a hereto.

   20a. Press release of Registrant dated November 18, 1997.

   20b. Form of letter dated December 24, 1997 to be mailed to stockholders of Registrant.